NEWS RELEASE
W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000

FOR IMMEDIATE RELEASE	CONTACT:	Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000

W. R. BERKLEY CORPORATION REPORTS SECOND QUARTER RESULTS
Net Income of $109 Million

Greenwich, CT, July 25, 2017 -- W. R. Berkley Corporation (NYSE: WRB) today reported net income for the second quarter of 2017 of $109 million, or $0.85 per share.

Summary Financial Data
(Amounts in thousands, except per share data)

	Second Quarter		Six Months
	2017	2016	2017	2016

Gross premiums written	$1,887,152	$1,939,365	$3,823,359	$3,895,062
Net premiums written	1,564,251	1,642,569	3,211,089	3,306,291

Net income to common stockholders	109,004	108,967	232,451	228,477
Net income per diluted share	0.85	0.85	1.81	1.78

Return on equity (1)	8.6%	9.5%	9.2%	9.9%

(1)	Return on equity represents net income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.

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Second quarter highlights included:

•	Pre-tax return on equity was 12.7%.

•	Total capital returned to shareholders was $78 million, including $61 million of special dividends.

•	Before ordinary and special dividends, book value per share grew 3.5%.

•	The combined ratio was 95.1%, inclusive of 2.1 loss ratio points from catastrophes and 0.7 loss ratio points from non-catastrophe weather.

•	Investment income increased 4.8%.

•	Net realized investment gains were $40 million pre-tax and $26 million, or $0.20 per share, after-tax.

•	We established a surety and specialty commercial insurance business in Mexico.

The Company commented:
We continue to manage our business with a focus on creating long-term value for our shareholders. In the second quarter of 2017, book value grew at an annualized rate of 14% before dividends, and we declared a $0.50 special dividend to shareholders.
Market conditions are increasingly competitive, especially in the reinsurance business. We are willing to sacrifice growth in order to achieve underwriting profits and adequate returns. The combined ratio of 95.1%, including 2.8 points from weather-related losses, remained stable despite the competitive environment. We continue to see new opportunities in specialized areas.
Investment income, including realized gains, grew 30% year-over-year to $176 million. While our total return approach in our portfolio has resulted in more variability from quarter to quarter, it has provided improved returns overall. We expect the previously announced pre-tax gain of approximately $120 million from the sale of a real estate investment to contribute to our third quarter results.
Over the past five years, growth in book value per share before dividends and share repurchases has averaged 12%. Our focus continues to be on delivering value to shareholders through building book value as well as returning excess capital to shareholders.
Webcast Conference Call
The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on July 25, 2017, at 5:00 p.m. eastern time. The conference call will be webcast live on the Company's website at http://www.wrberkley.com/investor-relations/events-and-presentations.aspx. Please log on at least ten minutes early to register and download and install any necessary software. A replay of the webcast will be available on the Company's website approximately two hours after the end of the conference call.
About W. R. Berkley Corporation
Celebrating 50 years, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates worldwide in two segments of the property casualty business: Insurance and Reinsurance.

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Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2017 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the impact of significant competition, including new alternative entrants to the industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, including real estate, merger arbitrage, energy related and private equity investments; the effects of emerging claim and coverage issues; the uncertain nature of damage theories and loss amounts; natural and man-made catastrophic losses, including as a result of terrorist activities; general economic and market activities, including inflation, interest rates, and volatility in the credit and capital markets; the impact of the conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response, on our results and financial condition; foreign currency and political risks (including those associated with the United Kingdom's expected withdrawal from the European Union, or "Brexit") relating to our international operations; our ability to attract and retain key personnel and qualified employees; continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Program Reauthorization Act of 2015; the ability of our reinsurers to pay reinsurance recoverables owed to us; other legislative and regulatory developments, including those related to business practices in the insurance industry; credit risk related to our policyholders, independent agents and brokers; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; potential difficulties with technology and/or data security; the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2017 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Second Quarter		Six Months
	2017	2016	2017	2016
Revenues:
Net premiums written	$1,564,251	$1,642,569	$3,211,089	$3,306,291
Change in unearned premiums	4,452	(82,776)	(72,345)	(219,163)
Net premiums earned	1,568,703	1,559,793	3,138,744	3,087,128
Net investment income	135,264	129,049	284,123	259,182
Net realized investment gains	40,453	6,315	92,801	31,772
Other than temporary impairments	—	—	—	(18,114)
Revenues from non-insurance businesses (1)	69,857	123,764	135,247	225,544
Insurance service fees	33,584	36,939	66,864	77,301
Other income	188	54	688	312
Total revenues	1,848,049	1,855,914	3,718,467	3,663,125
Expenses:
Losses and loss expenses	964,698	964,162	1,944,302	1,886,483
Other operating costs and expenses	616,632	581,955	1,220,332	1,164,414
Expenses from non-insurance businesses (1)	68,959	116,731	134,978	212,262
Interest expense	36,799	34,752	73,597	66,976
Total expenses	1,687,088	1,697,600	3,373,209	3,330,135
Income before income taxes	160,961	158,314	345,258	332,990
Income tax expense	(51,388)	(49,408)	(111,011)	(103,837)
Net income before noncontrolling interests	109,573	108,906	234,247	229,153
Noncontrolling interests	(569)	61	(1,796)	(676)
Net income to common stockholders	$109,004	$108,967	$232,451	$228,477

Net income per share:
Basic	$0.87	$0.89	$1.88	$1.86
Diluted	$0.85	$0.85	$1.81	$1.78

Average shares outstanding (2):
Basic	125,334	122,616	123,623	122,698
Diluted	128,601	128,575	128,546	128,562

(1) Revenues and expenses from non-insurance businesses declined because of the sale of a wholly-owned investment, Aero Precision Industries, and certain related aviation services businesses in August 2016.

(2) Basic shares outstanding consists of the weighted average number of common shares outstanding during the period (including shares held in a grantor trust established in March 2017). Diluted shares outstanding consists of the weighted average number of basic and common equivalent shares outstanding during the period.

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Business Segment Operating Results
(Amounts in thousands, except ratios) (1) (2)

	Second Quarter		Six Months
	2017	2016	2017	2016
Insurance:
Gross premiums written	$1,745,734	$1,743,290	$3,515,139	$3,495,321
Net premiums written	1,438,169	1,463,751	2,932,303	2,942,958
Premiums earned	1,415,586	1,390,744	2,828,755	2,757,350
Pre-tax income	186,134	176,500	386,127	376,153
Loss ratio	61.1%	61.9%	61.0%	61.2%
Expense ratio	33.0%	32.3%	33.0%	32.4%
GAAP combined ratio	94.1%	94.2%	94.0%	93.6%

Reinsurance:
Gross premiums written	$141,418	$196,077	$308,220	$399,741
Net premiums written	126,082	178,818	278,786	363,333
Premiums earned	153,117	169,049	309,989	329,778
Pre-tax income	14,771	23,834	19,364	51,816
Loss ratio	65.2%	60.9%	70.6%	60.1%
Expense ratio	39.2%	40.0%	38.1%	39.2%
GAAP combined ratio	104.4%	100.9%	108.7%	99.3%

Corporate and Eliminations:
Net realized investment gains	$40,453	$6,315	$92,801	$13,658
Interest expense	(36,799)	(34,752)	(73,597)	(66,976)
Other revenues and expenses	(43,598)	(13,583)	(79,437)	(41,738)
Pre-tax loss	(39,944)	(42,020)	(60,233)	(95,056)

Consolidated:
Gross premiums written	$1,887,152	$1,939,365	$3,823,359	$3,895,062
Net premiums written	1,564,251	1,642,569	3,211,089	3,306,291
Premiums earned	1,568,703	1,559,793	3,138,744	3,087,128
Pre-tax income	160,961	158,314	345,258	332,990
Loss ratio	61.5%	61.8%	61.9%	61.1%
Expense ratio	33.6%	33.1%	33.5%	33.1%
GAAP combined ratio	95.1%	94.9%	95.4%	94.2%

(1) Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

(2) Commencing with the first quarter of 2017, the Company reclassified two businesses from the Insurance segment to the Reinsurance segment. Reclassifications have been made to the Company's 2016 financial information to conform with this presentation.

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Supplemental Information
(Amounts in thousands)

	Second Quarter		Six Months
	2017	2016	2017	2016
Net premiums written:
Other liability	$478,595	$491,904	$915,041	$936,369
Workers' compensation	372,006	345,475	798,563	745,382
Short-tail lines (1)	282,607	322,291	608,320	669,530
Commercial automobile	171,449	167,277	337,013	326,278
Professional liability	133,512	136,804	273,366	265,399
Total Insurance	1,438,169	1,463,751	2,932,303	2,942,958
Casualty reinsurance	86,386	108,387	179,927	212,447
Property reinsurance	39,696	70,431	98,859	150,886
Total Reinsurance	126,082	178,818	278,786	363,333
Total	$1,564,251	$1,642,569	$3,211,089	$3,306,291

Losses from catastrophes:
Insurance	$32,540	$32,609	$46,844	$47,706
Reinsurance	429	7,901	623	8,440
Total	$32,969	$40,510	$47,467	$56,146

Net investment income:
Core portfolio (2)	$120,912	$107,341	$236,761	$217,647
Investment funds	8,895	18,456	35,544	35,093
Arbitrage trading account	5,457	3,252	11,818	6,442
Total	$135,264	$129,049	$284,123	$259,182

Other operating costs and expenses:
Policy acquisition and insurance operating expenses	$527,707	$516,287	$1,051,116	$1,021,542
Insurance service expenses	34,923	37,628	64,856	71,426
Net foreign currency losses (gains)	6,968	(13,084)	12,477	(9,356)
Other costs and expenses	47,034	41,124	91,883	80,802
Total	$616,632	$581,955	$1,220,332	$1,164,414

Cash flow from operations	$115,960	$191,550	$191,432	$332,318

(1) Short-tail lines include commercial multi-peril (non-liability), inland marine, accident and health, fidelity and surety, boiler and machinery and other lines.

(2) Core portfolio includes fixed maturity securities, equity securities, cash and cash equivalents, real estate and loans receivable.

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Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	June 30, 2017	December 31, 2016

Net invested assets (1)	$18,128,720	$17,857,006
Total assets	23,993,491	23,350,076
Reserves for losses and loss expenses	11,324,267	11,197,195
Senior notes and other debt	1,759,115	1,760,595
Subordinated debentures	727,924	727,630
Common stockholders’ equity (2)	5,286,518	5,047,208
Common stock outstanding (3)	121,271	121,194
Book value per share (4)	43.59	41.65
Tangible book value per share (4)	41.69	40.06

(1)
Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases, net of related liabilities.

(2)
After-tax unrealized investment gains were $462 million and $427 million as of June 30, 2017 and December 31, 2016, respectively. Unrealized currency translation losses were $329 million and $372 million as of June 30, 2017 and December 31, 2016, respectively.

(3)
During the three and six months ended June 30, 2017, the Company did not repurchase any shares of its common stock. The number of shares of common stock outstanding excludes shares held in a grantor trust.

(4)
Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding.

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Investment Portfolio
June 30, 2017
(Amounts in thousands)

	Carrying Value	Percent of Total
Fixed maturity securities:
United States government and government agencies	$443,951	2.4%
State and municipal:
Special revenue	2,866,475	15.8%
State general obligation	527,378	2.9%
Corporate backed	394,302	2.2%
Local general obligation	384,738	2.1%
Pre-refunded	334,849	1.9%
Total state and municipal	4,507,742	24.9%
Mortgage-backed securities:
Agency	765,931	4.2%
Residential - Prime	226,096	1.2%
Commercial	189,661	1.0%
Residential - Alt A	24,973	0.2%
Total mortgage-backed securities	1,206,661	6.6%
Asset-backed securities	2,192,030	12.1%
Corporate:
Industrial	2,465,541	13.6%
Financial	1,488,796	8.2%
Utilities	267,926	1.5%
Other	49,139	0.3%
Total corporate	4,271,402	23.6%
Foreign government	892,299	4.9%
Total fixed maturity securities (1)	13,514,085	74.5%
Equity securities available for sale:
Common stocks	447,600	2.5%
Preferred stocks	165,207	0.9%
Total equity securities available for sale	612,807	3.4%
Real Estate	1,317,089	7.3%
Investment funds (2)	1,188,897	6.6%
Cash and cash equivalents (3)	765,762	4.2%
Arbitrage trading account	634,016	3.5%
Loans receivable	96,064	0.5%
Net invested assets	$18,128,720	100.0%

(1)	Total fixed maturity securities had an average rating of AA- and an average duration of 3.0 years, including cash and cash equivalents.

(2)	Investment funds are net of related liabilities of $2.1 million.

(3)	Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.

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Foreign Government Fixed Maturity Securities
June 30, 2017
(Amounts in thousands)

Carrying Value
Argentina	$241,242
Australia	221,199
Canada	165,253
United Kingdom	82,870
Brazil	49,075
Germany	47,367
Supranational (1)	35,004
Norway	20,084
Singapore	15,800
Colombia	7,484
Uruguay	6,921
Total	$892,299

(1)	Supranational represents investments in the North American Development Bank, European Investment Bank and International Bank for Reconstruction & Development.